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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369,
333-84069 and 333-99187) and Form S-3 (File No. 333-36498) and Form S-4 (File
No. 333-110374) of Parker Drilling Company of our report dated February 6, 2004, except for Note 17 as to which the date is March 5, 2004, relating to the financial statements and the financial statement schedule which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, TX
March 12, 2004